As filed with the Securities and Exchange Commission on May 12, 2021

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Quanterix Corporation

(Exact name of registrant as specified in its charter)

Delaware	20-8957988
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

900 Middlesex Turnpike
Billerica, MA	01821
(Address of Principal Executive Offices)	(Zip Code)

2017 Employee Stock Purchase Plan

2017 Employee, Director and Consultant Equity Incentive Plan

(Full title of the plans)

E. Kevin Hrusovsky

President and Chief Executive Officer

Quanterix Corporation

900 Middlesex Turnpike

Billerica, MA 01821

(617) 301-9400
(Name, address and telephone number, including area code, of agent for service)

Copies to:

William T. Whelan, Esq. Megan N. Gates, Esq. John P. Condon, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 (617) 542-6000 Facsimile: (617) 542-2241	John Fry, Esq. General Counsel Quanterix Corporation 900 Middlesex Turnpike Billerica, MA 01821 (617) 301-9400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of		Proposed Maximum	Proposed Maximum
Securities to be	Amount to be	Offering Price Per	Aggregate	Amount of
Registered	Registered (1)	Share	Offering Price	Registration Fee
Common Stock, $0.001 par value per share	1,591,876 shares (2)	$51.4084 (3)	$81,835,799 (3)	$8,929

(1)	The number of shares of common stock, par value $0.001 per share (“Common Stock”) of Quanterix Corporation (the “Registrant”), consists of an increase of 1,273,501 shares of Common Stock reserved for issuance under the Registrant’s 2017 Employee, Director and Consultant Equity Incentive Plan (the “2017 Plan”) and an increase of 318,375 shares of Common Stock reserved for issuance under the 2017 Employee Stock Purchase Plan (the “2017 ESPP,” and together with the 2017 Plan, the “Plans”), in each case by operation of the “evergreen” provision contained in the applicable plan.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of certain antidilution and other provisions of the Plans.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and the low price of the Registrant’s Common Stock as reported on The Nasdaq Global Market as of a date (May 10, 2021) within five business days prior to filing this Registration Statement. As of the date hereof, no options have been granted with respect to the shares of Common Stock being registered on this Registration Statement.

EXPLANATORY NOTE

This Registration Statement registers 1,273,501 additional shares of common stock, par value $0.001 per share (“Common Stock”), of Quanterix Corporation (the “Registrant”) under the Registrant’s 2017 Employee, Director and Consultant Equity Incentive Plan (the “2017 Plan”) and 318,375 additional shares of Common Stock under the Registrant’s 2017 Employee Stock Purchase Plan (the “2017 ESPP”), representing increases in the number of shares of Common Stock reserved for issuance under each such plan, in each case effective January 1, 2021 by operation of the “evergreen” provision contained in the applicable plan. This Registration Statement registers additional securities of the same class as other securities for which registration statements filed on Form S-8 of the Registrant relating to one or more employee benefit plans is effective (File Nos. 333-223771, 333-231373 and 333-240420). The information contained in the Registrant’s registration statement on Form S-8 (File No. 333-223771), except for “Item 5. Interests of Named Experts and Counsel” and “Item 8. Exhibits,” is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.  Interests of Named Experts and Counsel.

The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number

4.1	Form of Common Stock Certificate of the Registrant		S-1 (Exhibit 4.1)	11/9/2017	333-221475

4.2	Amended and Restated Certificate of Incorporation of the Registrant		8-K (Exhibit 3.1)	12/15/2017	001-38319

4.3	Restated Bylaws of the Registrant		8-K (Exhibit 3.2)	12/15/2017	001-38319
4.4	Description of Securities		10-K (Exhibit 4.1)	3/13/2020	001-38319

4.5	Warrant Agreement, dated as of January 30, 2018, by and between the Registrant and Azul Divinal Consultoria Unipessoal LDA		10-K (Exhibit 4.9)	3/19/2018	001-38319

4.6	Fourth Amended and Restated Stockholders Agreement, dated as of June 2, 2017, by and among the Registrant and the stockholders named therein		S-1 (Exhibit 4.7)	11/9/2017	333-221475

4.7	Fourth Amended and Restated Registration Rights Agreement, dated as of June 2, 2017, by and among the Registrant and the investors named therein		S-1 (Exhibit 4.8)	11/9/2017	333-221475

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of the securities being registered	X

23.1	Consent of Ernst & Young LLP	X

23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)	X

24.1	Powers of Attorney (included on signature page to this Registration Statement)	X

99.1	2017 Employee Stock Purchase Plan		S-8 (Exhibit 99.5)	3/19/2018	333-223771

99.2	2017 Employee, Director and Consultant Equity Incentive Plan		S-1/A (Exhibit 10.2.1)	11/27/2017	333-221475

99.3	Form of Stock Option Agreement under the 2017 Employee, Director and Consultant Equity Incentive Plan		S-1/A (Exhibit 10.2.2)	11/27/2017	333-221475

99.4	Form of Restricted Stock Agreement under the 2017 Employee, Director and Consultant Equity Incentive Plan		S-1/A (Exhibit 10.2.3)	11/27/2017	333-221475

99.5	Form of Restricted Stock Unit Agreement under the 2017 Employee, Director and Consultant Equity Incentive Plan		S-1/A (Exhibit 10.2.4)	11/27/2017	333-221475

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Billerica, Commonwealth of Massachusetts, on May 12, 2021.

QUANTERIX CORPORATION

By:	/s/ E. Kevin Hrusovsky
E. Kevin Hrusovsky
Chairman, President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Each of the directors and officers of Quanterix Corporation whose signature appears below hereby severally constitutes and appoints E. Kevin Hrusovsky and John Fry and each of them singly, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for them and in their name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Quanterix Corporation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ E. Kevin Hrusovsky	Chairman, President, Chief Executive Officer and Director (principal executive officer)	May 12, 2021
E. Kevin Hrusovsky

/s/ Shawn Stetson	Interim Chief Financial Officer (principal financial officer and principal accounting officer)	May 12, 2021
Shawn Stetson

/s/ Keith L. Crandell	Director	May 12, 2021
Keith L. Crandell

/s/ Marijn Dekkers, Ph.D.	Director	May 12, 2021
Marijn Dekkers, Ph. D.

/s/ Sarah H. Hlavinka	Director	May 12, 2021
Sarah E. Hlavinka

/s/ Martin D. Madaus. Ph.D.	Director	May 12, 2021
Martin D. Madaus, Ph.D.

/s/ Paul M. Meister	Director	May 12, 2021
Paul M. Meister

/s/ Laurie J. Olson	Director	May 12, 2021
Laurie J. Olson

/s/ David R. Walt, Ph.D.	Director	May 12, 2021
David R. Walt, Ph.D.

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